January 25, 2001

Board of Directors
Southern Security Bank Corporation
1000 Brickell Avenue, Suite 900
Miami, Florida 33131

and

Board of Directors
Southern Security Bank
3475 Sheridan Street
Hollywood, Florida 33021

Dear Board Members:

        In accordance with section 256.11(a) of the Rules Regarding Delegation of Authority of the Board of Governors of the Federal Reserve System (12 CFR 265.11(a)(15)), the Board of Governors of the Federal Reserve System has authorized the Federal Reserve Bank of Atlanta to terminate the Written Agreements that the organization is currently operating under. This letter is to notify you that, effective immediately, the Federal Reserve Bank of Atlanta has terminated its interest in the April 13, 1995 Written Agreement with Southern Security Bank Corporation and in the November 13, 1998 Written Agreement with Southern Security Bank. We are pleased with the actions taken by the boards and management to return the organization to a satisfactory condition. We look forward to further successful development of the bank.

Very truly yours,
Zane R. Kelley Vice President
cc:	Cheryl Paret, Enforcement Assistant, Board of Governors Linda Townsend, Chief, State of Florida